Exhibit 10.46

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE COMMISSION.  THE OMITTED PORTIONS ARE INDICATED BY [**].

EXECUTION COPY

SIXTH AMENDMENT TO THE

TRANSFER AND ADMINISTRATION AGREEMENT

THIS SIXTH AMENDMENT TO THE TRANSFER AND ADMINISTRATION AGREEMENT, dated as of January 21, 2011 (this “Amendment”), is entered into by and among (i) UNITED STATIONERS RECEIVABLES, LLC (the “SPV”), (ii) UNITED STATIONERS SUPPLY CO., as Originator (the “Originator”), (iii) UNITED STATIONERS FINANCIAL SERVICES LLC, as Seller (the “Seller”) and as Servicer (the “Servicer”), (iv) ENTERPRISE FUNDING COMPANY LLC, as a conduit investor (“Enterprise Funding”) and (v) BANK OF AMERICA, NATIONAL ASSOCIATION, as an Alternate Investor (“Alternate Investor”) and Agent (the “Agent”).  Capitalized terms used and not otherwise defined herein are used as defined in the Transfer and Administration Agreement, including by reference therein, dated as of March 3, 2009 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Transfer Agreement”), among the SPV, the Originator, the Seller, the Alternate Investors party thereto, the Conduit Investors party thereto, the Class Agents party thereto and the Agent.

WHEREAS, the parties hereto desire to amend the Transfer Agreement to, among other things, terminate the rights and obligations of Enterprise Funding as a conduit investor, as further provided herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Amendments to the Transfer Agreement.  The following amendments are made to the Transfer Agreement:

(a)           The definition of “Class Facility Limit” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Class Facility Limit:  (i) With respect to the Enterprise Funding Class, $100,000,000 and (ii) with respect to any other Class, the amount specified in any supplement to this Agreement as the Class Facility Limit for such Class; provided, however, that the Class Facility Limit with respect to any Class shall not at any time exceed the aggregate Commitments for the related Alternate Investors.”

(b)           The definition of “Class Maximum Net Investment” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Class Maximum Net Investment:  At any time for any Class, an amount equal to the related Class Facility Limit.”

(c)           The definition of “Class Termination Date” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Class Termination Date:  For any Class, unless the related Class Agent elects otherwise, the date of termination of the commitment of any Program Support Provider under a Program Support Agreement with respect to such Class, it being understood that as of January 21, 2011, the commitment termination date is January 20, 2012.”

(d)           The definition of “Commitment Termination Date” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Commitment Termination Date:  January 20, 2012, or such later date to which the Commitment Termination Date may be extended by the SPV, the Agent, the Class Agents and some or all of the Alternate Investors (in their sole discretion).”

(e)           The definition of “Conduit Investors” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Conduit Investors:  Any special purpose entity that finances its activities directly or indirectly through asset backed commercial paper that becomes a party to this Agreement  in accordance with the terms hereof and any Conduit Assignee of any of the foregoing.”

(f)            The definition of “Days Sales Outstanding” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Days Sales Outstanding:  For any Monthly Period means the number of calendar days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the aggregate Unpaid Balance of Receivables (other than Specified Ineligible Receivables) as of the last day of the immediately preceding Monthly Period by (ii) the aggregate amount of sales by the Originator giving rise to Receivables (other than Specified Ineligible Receivables) during the three (3) consecutive Monthly Periods immediately preceding such monthly Report Date.”

(g)           The definition of “Default Ratio” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Default Ratio:  For any Monthly Period, the ratio (expressed as a percentage) computed as of the related Month End Date next preceding the first day of such Monthly Period by dividing (i) the sum of (a) the aggregate Unpaid Balance of all Receivables (other than Specified Ineligible Receivables) which are 61-90 days past due as of such Month End Date and (b) the aggregate Unpaid Balance of all Receivables which became Charged-off Receivables (other than Specified Ineligible Receivables) during such Monthly Period, by (ii) the aggregate amount of sales by Originator giving rise to Receivables (other than Specified Ineligible Receivables) for the 3rd preceding month.”

(h)           A new definition of “Existing Law” is hereby added to Section 1.1 of the Transfer Agreement in the appropriate alphabetical order:

“Existing Law: means (i) the final rule titled “Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues,” adopted by the United States bank regulatory agencies on December 15, 2009 (the “FAS 166/167 Capital Guidelines”); (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) the revised Basel Accord prepared by the Basel Committee on Banking Supervision as set out in the publication entitled: “International Convergence of Capital Measurements and Capital Standards: a Revised Framework,” as updated from time to time (“Basel II”); or (iv) any implementing rules, regulations, guidance, interpretations or directives from any Official Body relating to the FAS 166/167 Capital Guidelines, the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel II (whether or not having the force of law).”

(i)            The definition of “Facility Fee” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Facility Fee: (i) With respect to the Enterprise Funding Class, the fee payable by the SPV to Bank of America, the terms of which are set forth in Section 2.5; and (ii) with respect to any other Class, the fee specified in any supplement to this Agreement or any separate fee letter as the facility fee payable by the SPV to the related Class Agent.”

(j)            The definition of “Facility Limit” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Facility Limit:  As of any date, the sum of the Class Facility Limits as of such date, which amount shall not exceed $100,000,000.”

(k)           The definition of “Loss Horizon Ratio” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Loss Horizon Ratio:  For any Monthly Period, the ratio, expressed as a percentage, of (a) the aggregate amount of sales by Originator giving rise to Receivables (other than Specified Ineligible Receivables) for the most recent 5 months preceding the related Month End Date, divided by (b) the aggregate Unpaid Balance of all Eligible Receivables as of such recent Month End Date.”

(l)            The definition of “Maximum Net Investment” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Maximum Net Investment:  At any time, an amount equal to the Facility Limit.”

(m)          The definition of “Servicing Fee Reserve” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Servicing Fee Reserve:  At any time, an amount equal to the product of (i) the Servicing Fee Rate (ii) a fraction having Days Sales Outstanding as the numerator, and 360 as the denominator and (iii) the aggregate Unpaid Balance of all Receivables (other than Specified Ineligible Receivables) on such date of calculation.”

(n)           The definition of “Settlement Date” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Settlement Date:  (i) Prior to the Termination Date, the 25th day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) or such other day as the SPV and the Agent may from time to time mutually agree, and (ii) for any Portion of Investment for any Class on and after the Termination Date, each day selected from time to time by the related Class Agent (it being understood that the Class Agents may select such Settlement Dates to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date for such Portion of Investment pursuant to clause (i) of this definition.”

(o)           The definition of “Stress Factor” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Stress Factor:  2.25.”

(p)           The definition of “Alternate Rate” in Section 2.4 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Alternate Rate:  For any Rate Period for any Portion of Investment, an interest rate per annum equal to 0.60% per annum above the Offshore Rate for such Rate Period; provided, however, that in the case of:

(i)            any Rate Period which commences on a date other than a Settlement Date or which commences prior to the Agent receiving at least three (3) Business Days notice thereof, or

(ii)           any Rate Period relating to a Portion of Investment which is less than $2,000,000,

the “Alternate Rate” for each day in such Rate Period shall be an interest rate per annum equal to the Base Rate in effect on such day.  The “Alternate Rate” for any date on or after the declaration or automatic occurrence of Termination Date pursuant to Section 8.2 shall be an interest rate equal to the Default Rate in effect on such day.”

(q)           The definition of “Offshore Base Rate” in Section 2.4 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Offshore Base Rate:  For each day during such Rate Period:

(i)            the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate that appears on the page of the Reuters Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number LIBOR01) for deposits in Dollars with a term equivalent to such Rate Period, determined as of approximately 11:00 a.m. (London time) on such day, or

(ii)           in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars with a term equivalent to such Rate Period, determined as of approximately 11:00 a.m. (London time) on such day, or

(iii)          in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which Dollar deposits in same day funds in the approximate amount of the applicable Portion of Investment to be funded by reference to the Offshore Rate and with a term equivalent to such Rate Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) on such day; and”

(r)            Section 2.5 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding any limitation on recourse herein, the SPV shall pay, as and when due in accordance with this Agreement, all fees hereunder and under the Fee Letters, Yield, all amounts payable pursuant to Article IX, if any, and the Servicing Fees.  On each Settlement Date, the SPV shall pay to the Enterprise Class Agent the Facility Fee, payable in arrears, equal to the sum of the products for each day during the previous month of (a) one divided by 360, (b) the Facility Fee Rate (as defined below), and (c) the applicable Class Facility Limit.  The “Facility Fee Rate” shall be equal to 0.30% per annum.  On each Settlement Date, to the extent not paid pursuant to Section 2.12 for any reason, the SPV shall pay to each Class Agent, on behalf of the Conduit Investors or the Alternate Investors, as applicable, an amount equal to the accrued and unpaid Yield for the related Rate Period.  Nothing in this Agreement shall limit in any way the obligations of the SPV to pay the amounts set forth in this Section 2.5.”

(s)           Section 4.1(aa) of the Transfer Agreement is hereby is hereby amended and restated in its entirety as follows:

“(aa) Notice of Amendment to Existing Credit Documents.  It shall provide copies of  any  amendments, modifications or supplements to the Revolving Credit Agreement, Master Note Purchase Agreement, Intercreditor Agreement and Pledge Agreement to the Agent.”

(t)            Section 6.1(c) of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“(c) Compliance with Laws, Etc. Each of the SPV and the Servicer shall comply in all material respects with all Laws to which it or its respective properties may be subject and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, in each case, except to the extent that the failure to so comply in any such case could not be reasonably expected to have a Material Adverse Effect.”

(u)           Section 7.5(b) of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“(b) (i) any representation, warranty, certification or statement made by the Servicer in this Agreement, the First Tier Agreement, the Second Tier Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing (other than those covered by clause (ii) below) shall prove to have been incorrect in any material respect when made or deemed made and shall remain unremedied for 30 days after the earlier to occur of (1) receipt of notice thereof from any Class Agent, any Investor or the Agent or (2) the date a Responsible Officer of the Servicer first becomes aware of such failure or (ii) any representation, warranty, certification or statement made by the Servicer in Section 4.1(e) (accuracy of information) or in any certificate or report delivered by it pursuant to the foregoing shall prove to have been incorrect in any material respect when made or deemed made and shall remain unremedied for 60 days after the earlier to occur of (1) receipt of notice thereof from any Class Agent, any Investor or the Agent or (2) the date a Responsible Officer of the Servicer first becomes aware of such failure; or”

(v)           Section 8.1(b) of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“(b)  (i) any representation, warranty, certification or statement made or deemed made by the SPV, the Seller, the Servicer, the Performance Guarantor or the Originator in this Agreement, any other Transaction Document to which it is a party or in any other information, report or document delivered pursuant hereto or thereto (other than those covered by clause(ii) below) shall prove to have been incorrect when made or deemed made or delivered and shall remain unremedied for 30 days after the earlier to occur of (1) receipt of notice thereof from any Class Agent, any Investor or the Agent or (2) the date a Responsible Officer of the Servicer, the SPV, the Seller, the Performance Guarantor or the Originator, as applicable, first becomes aware of such failure or (ii) any representation, warranty, certification or statement made or deemed made by the SPV, the Seller, the Servicer, the Performance Guarantor or the Originator in Section 4.1(e) (accuracy of information) or in any other information, report or document delivered pursuant to the foregoing shall prove to have been incorrect when made or deemed made or delivered and shall remain unremedied for 60 days after the earlier to occur of (1) receipt of notice thereof from any Class Agent, any Investor or the Agent or (2) the date a Responsible Officer of the Servicer, the SPV, the Seller, the Performance Guarantor or the Originator, as applicable, first becomes aware of such failure; or”

(w)          Section 8.1(d) of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“(d) any Event of Bankruptcy shall occur with respect to the SPV, the Seller, the Originator, the Servicer or the Performance Guarantor; or”

(x)            Section 9.2(b) of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“(b) If any Indemnified Party shall have determined that after the date hereof (i) the adoption (after the date hereof) of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any clarification or change in the interpretation or administration thereof by any Official Body, (ii) any request, guidance or directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any Official Body, or (iii) the compliance, application or implementation by the Indemnified Party of any of the foregoing clauses (i) or (ii) or any Existing Law (in the case of any Existing Law, in a manner which is not consistent with the methods employed by such Indemnified Party on the date hereof), has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for any of the occurrences set forth in the foregoing (i), (ii) or (iii) (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the SPV shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.  The amounts due and payable to an Indemnified Party under this Section 9.2(b) shall be considered Aggregate Unpaids.”

(y)           Schedule II (Specified Ineligible Receivables) of the Transfer Agreement is hereby deleted and replaced in its entirety with the Schedule II attached hereto.

SECTION 2.   Release and Further Assurances.  Enterprise Funding shall cease to be a conduit investor under the Transfer Agreement, and Enterprise Funding shall be released from and shall have no further rights, duties, obligations or liabilities under the Transfer Agreement, other than rights, duties, obligations or liabilities accruing prior to the Effective Date; provided, further, that the indemnification and payment provisions of Article IX and X of the Transfer Agreement shall be continuing and shall survive after the Effective Date.

SECTION 3.   Authorization to file financing statements.  Enterprise Funding hereby authorizes the Agent to file financing statement amendments and termination statements in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable, under the Uniform Commercial Code of all appropriate jurisdictions or any comparable law in order to effect the provisions of Section 2 hereof.

SECTION 4.   Effective Date.  This Amendment shall become effective as of the date (the “Effective Date”) that the Agent shall have received counterparts hereof duly executed by each of the parties hereto.

SECTION 5.   Representations and Warranties.

Each of the Originator, the SPV, the Seller and the Servicer hereby certifies that, subject to the effectiveness of this Amendment, each of the representations and warranties set forth in the Transfer Agreement is true and correct on the date hereof, as if each such representation and warranty were made on the date hereof.

SECTION 6.   Transfer Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, the Transfer Agreement shall remain in full force and effect.  All references to the Transfer Agreement shall be deemed to mean the Transfer Agreement as modified hereby.  The parties hereto agree to be bound by the terms and conditions of the Transfer Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

SECTION 7.   Consent of Performance Guarantor.

The Performance Guarantor hereby consents to the amendments to the Transfer Agreement set forth in this Amendment.

SECTION 8.   Consent to Sub-Servicer.

Pursuant to Section 7.1(d) of the Transfer Agreement, the Agent hereby consents to the appointment by the Servicer of United Stationers Supply Co., as a Sub-Servicer under the Transfer Agreement and the transactions contemplated thereby, and United Stationers agrees to perform its duties and obligations in such capacity in accordance with the terms of the Transfer Agreement.

SECTION 9.   Miscellaneous.

9.1           This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.  This Amendment shall become effective upon the Agent’s receipt of counterparts of this Amendment, duly executed by all parties hereto (including the Performance Guarantor).

9.2           The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

9.3           This Amendment may not be amended or otherwise modified except as provided in the Transfer Agreement.

9.4           Any provision in this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.5           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UNITED STATIONERS RECEIVABLES, LLC

By:	/s/ Robert J. Kelderhouse
Name:	Robert J. Kelderhouse
Title:	Vice President and Treasurer

UNITED STATIONERS SUPPLY CO., as Originator

By:	/s/ Robert J. Kelderhouse
Name:	Robert J. Kelderhouse
Title:	Vice President and Treasurer

UNITED STATIONERS FINANCIAL SERVICES
LLC, as Seller and as Servicer

By:	/s/ Robert J. Kelderhouse
Name:	Robert J. Kelderhouse
Title:	Vice President and Treasurer

[signatures continued on next page]

BANK OF AMERICA, NATIONAL ASSOCIATION,
as an Alternate Investor and Agent

By:	/s/ Margaux L. Karagosian
Name:	Margaux L. Karagosian
Title:	Vice President

[signatures continued on next page]

Acknowledged and consented to by:

UNITED STATIONERS INC.,
as the Performance Guarantor

By:	/s/ Robert J. Kelderhouse
Name:	Robert J. Kelderhouse
Title:	Vice President and Treasurer

[end of signatures]

SCHEDULE II

Specified Ineligible Receivables

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**]

Schedule II-1